UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2008

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 3, 2008, SMTC Corporation (the “Company”) convened its 2008 Annual Meeting of Stockholders. The meeting was adjourned to July 22, 2008 and subsequently to July 28, 2008 due to insufficient voting to achieve quorum. The meeting was held with respect to two proposals on July 28, 2008 then adjourned and held with respect to the third proposal on July 29, 2008.

At the meeting, the stockholders of the Company voted affirmatively for the election of Mr. William Brock and Mr. Wayne McLeod as Class II directors to serve a three year term until the 2011 Annual Meeting of Stockholders.

The Company’s stockholders did not approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) reducing the number of classes of directors from three to two. Approval by majority of the shares outstanding and entitled to vote was required for the proposal to pass. 46.1% of total shares outstanding and entitled to vote were voted in favor of this proposal.

The Company’s stockholders approved a proposal to amend the Charter to eliminate supermajority stockholder voting thresholds and certain protections and privileges for certain shareholders (the “Charter Amendments”). 50.4% of total shares outstanding and entitled to vote were voted in favor of this proposal.

The Company will file with the Secretary of State of the State of Delaware an amendment and restatement of the Charter implementing the Charter Amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: August 1, 2008	By:	/s/ Jane Todd
	Name:	Jane Todd
	Title:	Chief Financial Officer